Exhibit 23(b)


          INDEPENDENT AUDITORS' CONSENT



          We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-31043 of UniSource Energy Corporation on Form S-3 of our report dated February 23, 1998, appearing in the Annual Report on Form 10-K of UniSource Energy Corporation, as amended by Form 10K/A, dated March 5, 1998, for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



          /s/ Deloitte & Touche LLP

          Deloitte & Touche LLP

          Tucson, Arizona
          August 14, 1998